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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated May 5, 2000 accompanying the consolidated financial statements of IntraNet Solutions, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended March 31, 2000, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned report.


                                                /s/  GRANT THORNTON LLP


Minneapolis, Minnesota
September 29, 2000